Exhibit 99.1
Parker Reports Fiscal 2026 First Quarter Results
Organic Sales and Margin Expansion Drive EPS Growth, FY26 Outlook Increased
CLEVELAND, November 6, 2025 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the quarter ended September 30, 2025, that included the following highlights (compared with the prior year period):
Fiscal 2026 First Quarter Highlights:
•Sales were a record $5.1 billion; organic sales growth was 5%
•Net income was $808 million, an increase of 16%, or $927 million adjusted, an increase of 14%
•EPS were $6.29, an increase of 18%, or a record $7.22 adjusted, an increase of 16%
•Segment operating margin was 24.2%, an increase of 160 bps, or 27.4% adjusted, an increase of 170 bps
•Cash flow from operations was $782 million or 15.4% of sales
•Repurchased $475 million of shares
“Our global team produced record sales, segment operating margin, earnings per share and year-to-date cash flow,” said Jenny Parmentier, Chairman and Chief Executive Officer. “These results demonstrate our ability to consistently deliver operational excellence fueled by our business system The Win Strategy™. First quarter organic sales grew 5%, as strong demand continued in aerospace and our industrial businesses showed a gradual return to growth. Positive sales growth and an adjusted segment margin increase of 170 basis points, contributed to an adjusted earnings per share increase of 16%. With this strong first quarter performance and higher order rates, we have increased our outlook.”
This news release contains non-GAAP financial measures. Reconciliations of adjusted numbers and certain non-GAAP financial measures are included in the financial tables of this press release.
Outlook
Guidance for the fiscal year ending June 30, 2026 has been increased and now includes the Curtis acquisition:
•Total sales growth has been increased to the range of 4.0% to 7.0%. Organic sales growth of approximately 4% at the midpoint; acquisitions of approximately 1%, previously completed divestitures of approximately 1%, and favorable currency of 1.5%.
•Segment operating margin outlook has been increased to the range of 23.6% to 24.0%, or 26.8% to 27.2% on an adjusted basis
•EPS guidance has been increased to the range of $25.53 to $26.33, or $29.60 to $30.40 on an adjusted basis

Segment Results
Diversified Industrial Segment

North America Businesses
$ in mm	FY26 Q1	FY25 Q1	Change		Organic Growth
Sales	$2,044	$2,100	-2.7%		2.1%
Segment Operating Income	$507	$485	4.5%
Segment Operating Margin	24.8%	23.1%	170	bps
Adjusted Segment Operating Income	$552	$532	3.8%
Adjusted Segment Operating Margin	27.0%	25.3%	170	bps
•Organic growth turned positive, driven by in-plant & industrial, aerospace & defense, and improvement in off-highway
•Achieved record adjusted segment operating margin
•Order rates increased 3%

International Businesses
$ in mm	FY26 Q1	FY25 Q1	Change		Organic Growth
Sales	$1,399	$1,356	3.2%		1.0%
Segment Operating Income	$314	$299	5.0%
Segment Operating Margin	22.4%	22.1%	30	bps
Adjusted Segment Operating Income	$350	$327	7.0%
Adjusted Segment Operating Margin	25.0%	24.1%	90	bps
•Achieved record sales and adjusted segment operating margin
•Organic growth positive in the quarter with 6% APAC; (3%) EMEA; 0% LA
•Order rates increased 6%
Aerospace Systems Segment

$ in mm	FY26 Q1	FY25 Q1	Change		Organic Growth
Sales	$1,641	$1,448	13.3%		12.8%
Segment Operating Income	$411	$323	27.2%
Segment Operating Margin	25.0%	22.3%	270	bps
Adjusted Segment Operating Income	$492	$403	22.1%
Adjusted Segment Operating Margin	30.0%	27.9%	210	bps
•Achieved record sales on commercial OEM growth and continued aftermarket strength
•Delivered record adjusted segment operating margin
•Robust and broad-based order rates continue
Order Rates

FY26 Q1
Parker	+8%
Diversified Industrial Segment - North America Businesses	+3%
Diversified Industrial Segment - International Businesses	+6%
Aerospace Systems Segment	+15%
•Parker order rates increased across all reported businesses 8%
•Total company backlog increased to a record $11.3 billion

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Learn more at www.parker.com or @parkerhannifin.

Contacts:
Media:	Financial Analysts:
Aidan Gormley	Jeff Miller
216-896-3258	216-896-2708
aidan.gormley@parker.com	jeffrey.miller@parker.com

Notice of Webcast
Parker Hannifin's conference call and slide presentation to discuss its fiscal 2026 first quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, at investors.parker.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit investors.parker.com.

Note on Orders The company reported orders for the quarter ending September 30, 2025, compared with the same quarter a year ago. All comparisons are at constant currency exchange rates, with the prior year quarter restated to the current-year rates, and exclude divestitures. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are on rolling 12-month average computations.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margin for Parker and by segment; (d) adjusted segment operating income for Parker and by segment; and (e) organic sales growth. These measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. Although these measures are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and may also include statements regarding future performance, orders, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance may differ materially from expectations, including those based on past performance.

Among other factors that may affect future performance are: changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs; changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of Curtis Instruments, Inc.; ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs; supply chain and labor disruptions, including as a result of tariffs and labor shortages; threats associated with international conflicts and cybersecurity risks and risks associated with protecting our intellectual property; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies; manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should also consider forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and other periodic filings made with the SEC.

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Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2025

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(Unaudited)	September 30,
(In millions, except per share amounts)	2025	2024
Net sales	$5,084	$4,904
Cost of sales	3,177	3,098
Selling, general and administrative expenses	873	849
Interest expense	101	113
Other income, net	(107)	(31)
Income before income taxes	1,040	875
Income taxes	232	177
Net income	$808	$698

Earnings per share:
Basic	$6.39	$5.43
Diluted	$6.29	$5.34

Weighted average shares outstanding:
Basic	126.5	128.7
Diluted	128.4	130.7

Cash dividends per common share	$1.80	$1.63

BUSINESS SEGMENT INFORMATION

	Three Months Ended
(Unaudited)	September 30,
(Dollars in millions)	2025	2024
Net sales
Diversified Industrial	$3,443	$3,456
Aerospace Systems	1,641	1,448
Total net sales	$5,084	$4,904
Segment operating income
Diversified Industrial	$821	$784
Aerospace Systems	411	323
Total segment operating income	1,232	1,107
Corporate general and administrative expenses	49	49
Income before interest expense and other expense, net	1,183	1,058
Interest expense	101	113
Other expense, net	42	70
Income before income taxes	$1,040	$875

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2025
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATIONS

ADJUSTED SEGMENT OPERATING INCOME AND ORGANIC SALES GROWTH RECONCILIATION

	Three Months Ended September 30, 2025					Three Months Ended September 30, 2024
	Diversified Industrial Segment			Aerospace Systems Segment		Diversified Industrial Segment			Aerospace Systems Segment
(Unaudited) (Dollars in millions)	North America	Int'l	Total		Total	North America	Int'l	Total		Total
Net sales	$2,044	$1,399	$3,443	$1,641	$5,084	$2,100	$1,356	$3,456	$1,448	$4,904

Segment operating income	$507	$314	$821	$411	$1,232	$485	$299	$784	$323	$1,107
Adjustments:
Amortization of acquired intangibles	42	22	64	76	140	43	22	65	75	140
Business realignment charges	1	13	14	1	15	3	6	9	—	9
Integration costs to achieve	1	1	2	4	6	1	—	1	5	6
Acquisition-related expenses	1	—	1	—	1	—	—	—	—	—
Adjusted segment operating income	$552	$350	$902	$492	$1,394	$532	$327	$859	$403	$1,262

Segment operating margin	24.8%	22.4%	23.8%	25.0%	24.2%	23.1%	22.1%	22.7%	22.3%	22.6%
Adjusted segment operating margin	27.0%	25.0%	26.2%	30.0%	27.4%	25.3%	24.1%	24.8%	27.9%	25.7%

Reported sales growth	(2.7)%	3.2%	(0.4)%	13.3%	3.7%
Currency	—%	1.8%	0.7%	0.5%	0.7%
Divestitures	(5.1)%	—%	(3.1)%	—%	(2.2)%
Acquisitions	0.3%	0.4%	0.3%	—%	0.2%
Organic sales growth	2.1%	1.0%	1.7%	12.8%	5.0%

DIVERSIFIED INDUSTRIAL INTERNATIONAL BUSINESSES - ORGANIC SALES GROWTH SUPPLEMENT

	Three Months Ended September 30, 2025
(Unaudited)	Europe	Asia Pacific	Latin America	Total
Reported sales growth	2.0%	5.2%	—%	3.2%
Currency	4.3%	(1.5)%	—%	1.8%
Acquisitions	0.3%	0.6%	—%	0.4%
Organic sales growth	(2.6)%	6.1%	—%	1.0%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2025
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATIONS

ADJUSTED NET INCOME[1] AND ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

	Three Months Ended September 30,
(Unaudited)	2025		2024
(Dollars in millions, except per share amounts)	Net Income[1]	Diluted EPS	Net Income[1]	Diluted EPS
As reported	$808	$6.29	$698	$5.34
Adjustments:
Amortization of acquired intangibles	140	1.09	140	1.07
Business realignment charges	15	0.12	10	0.07
Integration costs to achieve	6	0.05	6	0.05
Gain on sale of building	—	—	(10)	(0.08)
Acquisition-related expenses	14	0.11	—	—
Gain on insurance recoveries	(20)	(0.15)	—	—
Tax effect of adjustments[2]	(36)	(0.29)	(34)	(0.25)
As adjusted	$927	$7.22	$810	$6.20

[1]Represents net income attributable to common shareholders.
[2]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2025

CONSOLIDATED BALANCE SHEETS

(Unaudited)	September 30,	June 30,
(Dollars in millions)	2025	2025
Assets
Current assets:
Cash and cash equivalents	$473	$467
Trade accounts receivable, net	2,873	2,910
Non-trade and notes receivable	331	318
Inventories	3,081	2,839
Prepaid expenses	296	263
Other current assets	173	153
Total current assets	7,227	6,950
Property, plant and equipment, net	2,972	2,937
Deferred income taxes	271	270
Other long-term assets	1,306	1,269
Intangible assets, net	7,760	7,374
Goodwill	11,141	10,694
Total assets	$30,677	$29,494

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$2,848	$1,791
Accounts payable, trade	2,150	2,126
Accrued payrolls and other compensation	432	587
Accrued domestic and foreign taxes	411	382
Other current liabilities	938	933
Total current liabilities	6,779	5,819
Long-term debt	7,485	7,494
Pensions and other postretirement benefits	253	267
Deferred income taxes	1,621	1,490
Other long-term liabilities	753	733
Shareholders' equity	13,777	13,682
Noncontrolling interests	9	9
Total liabilities and equity	$30,677	$29,494

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2025

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(Unaudited)	September 30,
(Dollars in millions)	2025	2024
Cash flows from operating activities:
Net income	$808	$698
Depreciation and amortization	232	229
Stock-based compensation expense	80	76
Loss (gain) on property, plant and equipment	1	(8)
Net change in receivables, inventories and trade payables	(93)	(40)
Net change in other assets and liabilities	(226)	(224)
Other, net	(20)	13
Net cash provided by operating activities	782	744
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,013)	—
Capital expenditures	(89)	(95)
Proceeds from sale of property, plant and equipment	6	13
Other, net	18	(5)
Net cash used in investing activities	(1,078)	(87)
Cash flows from financing activities:
Payments for common shares	(522)	(94)
Net proceeds from (payments for) debt	1,056	(409)
Dividends paid	(228)	(210)
Other, net	—	2
Net cash provided by (used in) financing activities	306	(711)
Effect of exchange rate changes on cash	(4)	3
Net increase (decrease) in cash and cash equivalents	6	(51)
Cash and cash equivalents at beginning of year	467	422
Cash and cash equivalents at end of period	$473	$371

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2025

RECONCILIATION OF FORECASTED SALES GROWTH TO ORGANIC SALES GROWTH

(Unaudited)
(Amounts in percentages)	Fiscal Year 2026
Forecasted net sales	4.0% to 7.0%
Adjustments:
Currency	~(1.5%)
Acquisitions	~(1.0%)
Divestitures	~1.0%
Adjusted forecasted net sales	2.5% to 5.5%

RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2026
Forecasted segment operating margin	23.6% to 24.0%
Adjustments:
Business realignment charges	~0.3%
Amortization of acquired intangibles	~2.8%
Cost to achieve	~0.1%
Acquisition-related expenses	~0.1%
Adjusted forecasted segment operating margin	26.8% to 27.2%

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2026
Forecasted earnings per diluted share	$25.53 to $26.33
Adjustments:
Business realignment charges	0.54
Amortization of acquired intangibles	4.55
Acquisition-related expenses	0.19
Costs to achieve	0.13
Gain on insurance recoveries	(0.16)
Tax effect of adjustments[1]	(1.18)
Adjusted forecasted earnings per diluted share	$29.60 to $30.40

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Note: Totals may not foot due to rounding